Exhibit 10.2

SILVER BULL RESOURCES, INC.

2019 STOCK OPTION AND STOCK BONUS PLAN

1.       Purposes of and Benefits Under the Plan. This 2019 Stock Option and Stock Bonus Plan (the “Plan”) is intended to encourage stock ownership by employees, consultants, officers and directors of Silver Bull Resources, Inc. and its controlled, affiliated and subsidiary entities (collectively, the “Corporation”), so that they may acquire or increase their proprietary interest in the Corporation, and is intended to facilitate the Corporation’s efforts to (i) induce qualified persons to become employees, officers and directors (whether or not they are employees) and consultants to the Corporation; (ii) compensate employees, officers, directors and consultants for services to the Corporation; and (iii) encourage such persons to remain in the employ of or associated with the Corporation and to put forth maximum efforts for the success of the Corporation. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code, and the regulations issued thereunder, and options granted by the Committee pursuant to Section 7 of this Plan shall constitute “Non-Qualified stock options” (“Non-Qualified Stock Options”). “Options” means options granted pursuant to the provisions of this Plan, whether Incentive Stock Options or Non-Qualified Stock Options.

2.       Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)	“Board” shall mean the Board of Directors of the Corporation.
(b)	“Bonus” shall mean any Common Stock bonus issued pursuant to the provisions of this Plan.
(c)	“Change of Control” shall mean (i) a sale, lease or other disposition of all or substantially all of the assets of the Corporation, (ii) a consolidation or merger of the Corporation with or into any other corporation or other entity or person (or any other corporate reorganization) in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization, (iii) a transaction or series of related transactions pursuant to which any person, entity or group within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934 (the “1934 Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Corporation or an affiliate) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act, or comparable successor rule) of securities of the Corporation representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors or (iv) a transaction or series of transactions pursuant to which (A) (i) any person, entity or group within the meaning of Section 13(d) or 14(d) of the 1934 Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Corporation or an affiliate) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act, or comparable successor rule) of securities of the Corporation representing at least twenty percent (20%) of the combined voting power entitled to vote in the election of directors or securities of the Corporation that upon conversion or exchange of such securities, would represent at least twenty percent (20%) of the combined voting power entitled to vote in the election of directors, or (ii) a consolidation or merger of the Corporation with or into any other corporation or other entity or person (or any other corporate reorganization) in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than eighty percent (80%) of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization and (B) in connection with or as a result of such transaction or series of transactions, either (I) one-half (or more) of the members of the Corporation’s board of directors resign or are replaced with nominees designated by such person, entity or group or (II) the chief executive officer of the Corporation resigns or is terminated as a result of such transaction or series of transactions.

1

(d)	“Committee” shall mean any Committee appointed by the Board to administer this Plan, if one has been appointed. If such Committee has been appointed, it shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law. If no Committee has been appointed, the term “Committee” shall mean the Board.
(e)	“Common Stock” shall mean the Corporation’s $0.01 par value common stock.
(f)	“Disability” shall mean a Recipient’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. If the recipient is covered by a disability insurance plan sponsored by the Corporation, the term “Disability” shall be as defined therein; provided, however, that the foregoing shall not apply in respect of any Incentive Stock Option granted under the Plan if such definition would be inconsistent with the definition of “disability” set forth in Section 22(e)(3) of the Code.
(g)	“Fair Market Value” per share as of a particular date shall mean the last sale price of the Corporation’s Common Stock as reported on the national securities exchange on which the stock is principally traded on such date, or if such date was not a trading date, on the immediately preceding trading date or, if such quotations are unavailable or if the Corporation’s Common Stock is not then listed on a national securities exchange, the value determined by the Committee in good faith in its sole discretion in accordance with the requirements of Section 409A of the Internal Revenue Code.
(h)	“Internal Revenue Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
(i)	“Recipient” shall mean any person granted an Option or awarded a Bonus hereunder.

2

3.       Administration.

(a)	The Plan shall be administered by, and all awards under the Plan shall be authorized by, the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan, including the authority to grant Options and Bonuses; to determine the vesting schedule and other restrictions, if any, relating to Options and Bonuses; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”); to determine the persons to whom, and the time or times at which, Options and Bonuses shall be granted; to determine the number of shares to be covered by each Option or Bonus; to determine Fair Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option and Bonus agreements (which need not be identical) entered into in connection with Options and Bonuses granted under the Plan; to establish the installments (if any) in which Options and Bonuses shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules); to establish any applicable performance targets; to establish the events of termination or reversion of any grants; to cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding grants, subject to any required consent under Section 12 or 13; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.
(b)	Options and Bonuses granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.
(c)	The Committee shall endeavor to administer the Plan and grant Options and Bonuses hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the 1934 Act, although compliance with Section 16 is the obligation of the Recipient, not the Corporation. Neither the Committee, the Board nor the Corporation can assume any legal responsibility for a Recipient’s compliance with his or her obligations under Section 16 of the 1934 Act. Grants of Options or Bonuses, and transactions in or involving grants of Options or Bonuses, intended to be exempt under Rule 16b-3 under the 1934 Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the 1934 Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a Committee composed entirely of independent directors (as defined by the rules of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a committee consisting solely of independent directors.

3

(d)	Neither the Board, nor the Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any action, omission, interpretation, construction or determination made in good faith with respect to the Plan or any Option or Bonus granted hereunder, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Corporation’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Corporation that may be in effect from time to time.

4.       Eligibility.

(a)	Subject to certain limitations hereinafter set forth, Options and Bonuses may be granted to employees (including officers), consultants, and directors (whether or not they are employees) of the Corporation or its present or future divisions, affiliates and subsidiaries. In addition, for Recipients who are subject to taxation in the United States, Options may be only be granted to those individuals in respect of whom the Company’s Common Stock would be “service recipient stock” as defined in the United States treasury regulations promulgated under Section 409A of the Internal Revenue Code. In determining the persons to whom Options or Bonuses shall be granted and the number of shares to be covered by each Option or Bonus, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.
(b)	There is no right of any person to receive a grant of an Option or Bonus under the Plan, and the Committee has absolute discretion to treat eligible persons differently from one another under the Plan. Receipt of a grant of an Option or Bonus by a Recipient shall not create the right to receive future grants under the Plan, but a Recipient who has been granted an Option or Bonus may, if otherwise eligible, be granted additional Options or Bonuses if the Committee shall so determine.

4

5.       Stock Reserved.

(a)	The stock subject to Options or Bonuses hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. Subject to adjustments as provided in Section 8(i), the aggregate number of shares of Common Stock as to which Options and Bonuses may be granted from time to time under the Plan shall not exceed the lower of (i) 30,000,000 shares or (ii) 10% of the total shares outstanding at such time, subject to adjustment as provided in Section 8(i) hereof. Subject to adjustments as provided in Section 8(i), [23,586,821] shares of Common Stock shall be available under the Plan for issuance as Incentive Stock Options.
(b)	If any Option outstanding under the Plan for any reason expires or is terminated without having been exercised in full, or if any Bonus granted is forfeited because of vesting or other restrictions imposed at the time of grant, the shares of Common Stock allocable to the unexercised portion of such Option or the forfeited portion of the Bonus shall become available for subsequent grants of Options and Bonuses under the Plan.

6.       Incentive Stock Options.

(a)	Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof. Only employees of Silver Bull Resources, Inc. and any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code shall be entitled to receive Incentive Stock Options.
(b)	The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of Silver Bull Resources, Inc. or any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code are exercisable for the first time by a Recipient during any calendar year may not exceed the amount set forth in Section 422(d) of the Internal Revenue Code. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options first become exercisable by a Recipient in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other plans of the Corporation or one of its subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder), such options shall be treated as Non-Qualified Stock Options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5

(c)	Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and, notwithstanding any other provision of this Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

7.       Non-Qualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Non-Qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8.       Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written Option agreement between the Corporation and the Recipient, which agreement shall be substantially in the form of Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

(a)	Number of Shares. Each Option agreement shall state the number of shares of Common Stock covered by the Option.
(b)	Type of Option. Each Option Agreement shall specify whether it is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.
(c)	Option Price. Subject to adjustment as provided in Section 8(i) hereof, each Option agreement shall state the Option Price, which shall be determined by the Committee subject only to the following restrictions:
(1)	Each Option Agreement shall state the Option Price, which (except as otherwise set forth in paragraphs 8(c)(2) hereof) shall not be less than 100% of the Fair Market Value per share on the date of grant of the Option.
(2)	Any Incentive Stock Option granted under the Plan to a person owning (or who is deemed to own under Section 424(d) of the Internal Revenue Code) more than ten percent of the total combined voting power of all classes of stock of Silver Bull Resources, Inc. or any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code at the time the Option is granted shall be at a price of no less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option.

6

(3)	The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such option is granted, unless a future date is specified in the resolution.
(d)	Term of Option. Each Option agreement shall state the period during and times at which the Option shall be exercisable, in accordance with the following limitations:
(1)	The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a future date is specified in the resolution.
(2)	The exercise period of any Option shall not exceed ten years from the date of grant of the Option.
(3)	The exercise period of any Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of all classes of stock of Silver Bull Resources, Inc. and any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code at the time the Option is granted shall not exceed five years from the date of grant of the Option.
(4)	The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate, provided, however, that (i) the Committee shall not extend the exercise period of any outstanding Option held by an insider (as that term is defined or commonly used in applicable securities laws) without first obtaining the approval of disinterested shareholders of such extension, and (ii) no such extension shall result in a violation of Section 409A of the Internal Revenue Code or in the imposition of additional taxes or interest under Section 409A of the Internal Revenue Code. In any event, no exercise period may be so extended to increase the term of the Option beyond ten years from the date of the grant.
(5)	The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof, and, furthermore, shall be terminated upon surrender of the Option by the holder thereof if such surrender has been authorized in advance by the Committee.
(e)	Method of Exercise and Medium and Time of Payment.
(1)	An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable, provided, however, that no Option may be exercised as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).
(2)	Each exercise of an Option granted hereunder, whether in whole or in part, shall be effected by written notice to the Secretary of the Corporation (or his or her agent) designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by, or deemed by the Corporation’s counsel to be advisable pursuant to, any applicable securities laws.

7

(3)	For a Recipient that is not a resident of Canada, the Option Price shall be paid in cash, or in shares of Common Stock or other property having a Fair Market Value equal to such Option Price, or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Corporation at the time of exercise as a compensatory cash payment.
(4)	The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.
(5)	For a Recipient that is a resident of Canada, the Option Price shall be paid in cash.
(6)	The Recipient shall make provision for the withholding of taxes as required by Section 10 hereof.
(7)	In the alternative to Section 8(e)(3) or 8(e)(5), a Recipient may provide a written notice to the Corporation pursuant to which the Recipient agrees to transfer and dispose of a specified number of Options to the Corporation in exchange for a number of shares of Common Stock having a market value equal to the intrinsic value of such Options disposed of and transferred to the Corporation (“Net Settlement”). The decision of whether or not to permit Net Settlement for any Option is in the sole discretion of the Corporation and will be made on a case by case basis. Upon the Net Settlement of Options (the “Disposed Options”), the Corporation shall, subject to Section 10, deliver to the Recipient, that number of shares of fully paid and non-assessable Common Stock (“X”) equal to the number of shares of Common Stock issuable pursuant to the Disposed Options (“Y”) multiplied by the quotient obtained by dividing the result of the Fair Market Value of one share of Common Stock as determined as at the date of exercise (“B”) less the Option Price per shares of Common Stock (“A”) by the Fair Market Value of one share of Common Stock as determined as at the date of exercise (“B”). Expressed as a formula, such number of shares of Common Stock shall be computed as follows:

X = (Y) x	(B - A)
(B)

No fractional shares of Common Stock shall be issuable upon the Net Settlement of Options, with such shares of Common Stock to be rounded down to the nearest whole number. For the purposes of the Net Settlement calculation above, if the Option Price is denominated in a currency different from the Fair Market Value, the Fair Market Value shall be converted using the daily rate of exchange published by the Bank of Canada on the last trading day prior to the relevant date, unless another method is required by Section 409A of the Internal Revenue Code.

8

(f)	Termination.
(1)	Unless otherwise provided in the Option Agreement by and between the Corporation and the Recipient, if the Recipient ceases to be an employee, officer, director or consultant of the Corporation (other than by reason of death or Disability), all vested Options theretofore granted to such Recipient but not theretofore exercised shall terminate upon the earlier of (i) three months following the date the Recipient ceased to be an employee, officer, director or consultant of the Corporation, and (ii) the end of the originally scheduled term of the option, provided that such vested Options shall expire upon the date of termination of employment or other relationship if discharged for cause. Any options that were not vested as of the date of termination shall expire immediately upon the date the Recipient ceases to be an employee, officer, director or consultant of the Corporation.
(2)	Nothing in the Plan or in any Option or Bonus granted hereunder shall confer upon an individual any right to continue in the employ of or other relationship with the Corporation or interfere in any way with the right of the Corporation to terminate such employment or other relationship between the individual and the Corporation.
(g)	Death or Disability of Recipient. Unless otherwise provided in the Option Agreement by and between the Corporation and the Recipient, if a Recipient shall die while an employee, officer, director or consultant of the Corporation, or within the three month period described in Section 8(f)(1) above, or if the Recipient’s relationship with the Corporation shall terminate by reason of Disability, all vested Options theretofore granted to such Recipient, may be exercised by the Recipient or by the Recipient’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, until the earlier of (i) one year after the date of death or Disability of the Recipient; or (ii) the end of the originally scheduled term of the option. Any Options that are not vested as of the date the Recipient’s employment or the relationship with the Corporation terminates as a result of death or Disability shall expire immediately on the date such service relationship terminates.
(h)	Transferability Restriction.
(1)	Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or with respect to a Non-Qualified Stock Option, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. Options may be exercised during the lifetime of the Recipient only by the Recipient and thereafter only by his or her legal representative.

9

(2)	Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an Option, shall be null and void and without force or effect and shall result in a termination of the Option.

(3)	(A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the U.S. Securities Act of 1933, as amended (the “1933 Act”), or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the 1933 Act, the 1934 Act, or under any other state, federal or provincial law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) Furthermore, the Corporation will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

(i)	Effect of Certain Changes.

(1)	If any change is made in the Common Stock without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan, and the outstanding Options and Bonuses will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock (if applicable) subject to such outstanding Options and Bonuses. The Board shall make such adjustments, and its determination shall be final, binding and conclusive; provided that each Option granted pursuant to this Plan shall not be adjusted in a manner that (i) causes such Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code, if the Option was originally intended to be an Incentive Stock Option, or (ii) causes the Option to become subject to Section 409A of the Internal Revenue Code.
(2)	The treatment of any Options or Bonuses held by a Recipient upon a Change of Control may be provided for in the applicable Option Agreement or other award document delivered to the Recipient.
(3)	Except as expressly provided in this Section 8(i), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The grant of an Option or Bonus pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

10

(j)	No Rights as Shareholder - Non-Distributive Intent.

(1)	Neither a Recipient of an Option nor such Recipient’s legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued.

(2)	No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

(3)	Upon exercise of an Option at a time when there is no registration statement in effect under the 1933 Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Corporation with sufficient information to establish an exemption from the registration requirements of the 1933 Act. A form of subscription agreement containing representations and warranties deemed sufficient as of the date of adoption of this Plan is attached hereto as Exhibit B.

(4)	No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the U.S. Securities and Exchange Commission or any other regulatory agencies having jurisdiction over the Corporation.

(k)	Other Provisions. Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

11

9.       Grant of Stock Bonuses. In addition to, or in lieu of, the grant of an Option, the Committee may grant Bonuses, up to a maximum of 5,000,000 shares of Common Stock on an annual basis.

(a)	At the time of grant of a Bonus, the Committee may impose a vesting period of up to ten years, and such other restrictions which it deems appropriate. Unless otherwise directed by the Committee at the time of grant of a Bonus, the Recipient shall be considered a shareholder of the Corporation as to the Bonus shares which have been issued to the grantee at any time regardless of any forfeiture provisions which have not yet arisen.
(b)	The grant of a Bonus and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the 1934 Act, other applicable securities laws, rules and regulations, and the requirements of any stock exchanges upon which the Common Stock then may be listed. Any certificates prepared to evidence Common Stock issued pursuant to a Bonus grant shall bear legends as the Corporation’s counsel may deem necessary or advisable. Included among the foregoing requirements, but without limitation, any Recipient of a Bonus at a time when a registration statement relating thereto is not effective under the 1933 Act shall execute a Subscription Agreement substantially in the form of Exhibit B, as the same may be modified by the Committee from time to time.

10.       Agreement by Recipient Regarding Withholding Tax. A Recipient will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting or exercise of any Option or the grant or receipt of a Bonus and any payment is to be in a manner satisfactory to the Corporation. Notwithstanding the foregoing, the Corporation will have the right to withhold from any amount payable to a Recipient, either under the Plan or otherwise, such amount as may be necessary to enable the Corporation to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to awards hereunder (“Withholding Obligations”). The Corporation may require a Recipient, as a condition to the exercise of an Option or receipt of a Bonus to make such arrangements as the Corporation may require so that the Corporation can satisfy applicable Withholding Obligations, including, without limitation, requiring the Recipient to (i) remit the amount of any such Withholding Obligations to the Corporation in advance; (ii) reimburse the Corporation for any such Withholding Obligations; or (iii) cause a broker to sell Common Stock acquired by the Recipient under the Plan on behalf of the Recipient and to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Corporation.

Any Common Stock of a Recipient that is sold by a broker engaged by the Corporation to sell such Common Stock on behalf of the Recipient (the “Broker”) to fund Withholding Obligations, will be sold as soon as practicable in transactions effected on the OTCQB or the Toronto Stock Exchange. In effecting the sale of any such Common Stock, the Corporation or the Broker will exercise its sole judgement as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price. Neither the Corporation nor the Broker will be liable for any loss arising out of any sale of such Common Stock including any loss relating to the manner or timing of such sales, the prices at which the Common Stock are sold or otherwise. In addition, neither the Corporation nor the Broker will be liable for any loss arising from a delay in transferring any Common Stock to a Recipient. The sale price of Common Stock sold on behalf of Recipients will fluctuate with the market price of the Corporation’s Common Stock and no assurance can be given that any particular price will be received upon any such sale.

11.       Term of Plan. Options and Bonuses may be granted under this Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

12

12.       Amendment and Termination of the Plan.

(a)	(1) Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including any exchange with which the shares of the Corporation are listed for trading), the Board may at any time, without further action by the shareholders, amend the Plan or any Option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to ensure that Options granted hereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which any Option holders may from time to time be a resident or citizen, or it may at any time without action by shareholders terminate the Plan.

(2) provided, however, that any amendment that would (A) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (B) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act and are not included within the terms of the Plan prior to the amendment; or (C) materially increase the benefits accruing to persons who are subject to Section 16(a) of the 1934 Act under the Plan; or (D) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation’s securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in Section 13 hereof.

(3) provided further that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, ERISA, their rules or other laws or judicial order, shall not require such approval of the shareholders.

(b)	Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained, provided, however that no such consent shall be required with respect to any modification or amendment deemed necessary in the good faith judgment of the Board to comply with (or be exempt from) the requirements of Section 409A of the Internal Revenue Code.

13.       Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of stockholders in conformance with the vote required by the Corporation’s governing documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation’s Common Stock is listed and traded, each to the extent applicable.

14.       Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or any of its subsidiaries, or by any shareholder of the Corporation or any of its subsidiaries against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation or any of its subsidiaries, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

13

15.       Tax Litigation. The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

16.       Adoption.

(a)	This Plan was approved by resolution of the Board of Directors of the Corporation on February 22, 2019.
(b)	If this Plan is not approved by the shareholders of the Corporation within 12 months of the date the Plan was approved by the Board as required by Section 422(b)(1) of the Internal Revenue Code, this Plan and any Options granted hereunder to Recipients shall be and remain effective, but the reference to Incentive Stock Options herein shall be deleted and all Options granted hereunder shall be Non-Qualified Stock Options pursuant to Section 7 hereof.

17.       Governing Law, Consent to Personal Jurisdiction. This Plan will be governed by the internal laws of the State of Nevada without regard to rules regarding conflicts of laws. Each Recipient consents to the personal jurisdiction of the state and federal courts located in Colorado for any lawsuit filed there against the Recipient by the Corporation arising from or relating to this Plan. Any controversy or claim arising out of or relating to this Plan or shall be settled by arbitration in the City and County of Denver, Colorado in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

18.       Section 409A. The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan will be either exempt from or satisfy the requirements of Section 409A of the Internal Revenue Code to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Committee determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Recipient’s award to violate Section 409A of the Internal Revenue Code, unless the Committee expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A of the Internal Revenue Code to the extent determined by the Committee without the consent of or notice to the Recipient. Notwithstanding the foregoing, neither the Corporation nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Recipient under Section 409A.

[End of Plan]

14

Exhibit A

FORM OF STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this “Agreement”) made as of this ___ day of ____________, ______, by and between Silver Bull Resources, Inc., a Nevada corporation (the “Corporation”), and ________________ __________________________ (the “Recipient”).

In accordance with the Corporation’s 2019 Stock Option and Stock Bonus Plan (the “Plan”), the provisions of which are incorporated herein by reference, the Corporation desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire shares of the Corporation’s $0.01 par value common stock (“Common Stock”) on favorable terms and thereby increase the Recipient’s proprietary interest in the Corporation and incentive to put forth maximum efforts for the success of the business of the Corporation. Capitalized terms used but not defined herein are used as defined in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Recipient agree as follows:

1.       Confirmation of Grant of Option. Pursuant to a determination of the Committee or, in the absence of a Committee, by the Board of Directors of the Corporation made on __________________ (the “Date of Grant”), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a stock option (the “Option”) exercisable to purchase an aggregate of ______ shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Paragraph 8 hereof. The Option is [an Incentive Stock Option pursuant to Section 6 of the Plan][a Non-Qualified Stock Option pursuant to Section 7 of the Plan].

2.       Option Price. The Option Price of shares of Common Stock covered by the Option will be $_____ per share (the “Option Price”) subject to adjustment as provided in Paragraph 8 hereof.

3.       Vesting and Exercise of Option.

(a)	Except as otherwise provided herein or in Section 8 of the Plan, the Option [shall vest and become exercisable as follows: [insert vesting schedule], provided, however, that no option shall vest or become exercisable unless the Recipient is an employee, consultant, officer or director of the Corporation on such vesting date][may be exercised in whole or in part at any time during the term of the Option].
(b)	The Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

A-1

(c)	The Option may be exercised by written notice to the Secretary of the Corporation (or his or her agent) accompanied by payment in full of the Option Price as provided in Section 8 of the Plan. Additionally, the Option may be exercised by way of a cashless exercise, whereby if the notice of exercise to the Corporation specifies that the exercise of the Option is made by way of a cashless exercise, then the Corporation shall deliver to the Recipient, without further payment by the Recipient of the Option Price or any cash or other consideration, the number of shares of Common Stock computed using the following formula:
X = (Y) x	(B − A)
(B)

Where:

X =     the number of shares of Common Stock to be issued to the Recipient pursuant to the exercise of the Option;

Y =     the number of shares of Common Stock that may be purchased upon exercise of the Option;

A =     the Option’s exercise price per share of Common Stock; and

B =     the Fair Market Value of one share of Common Stock.

4.       Term of Option. The term of the Option will be through _____________, subject to earlier termination or cancellation as provided in this Agreement. The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

5.       Transferability Restriction. The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) except in strict compliance with Section 8 of the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the provisions of this Paragraph 5 will not prejudice any rights or remedies which the Corporation may have under this Agreement or otherwise.

6.       Exercise Upon Termination. The Recipient’s rights to exercise the Option upon termination of employment or cessation of service as an employee, officer, director or consultant shall be as set forth in Section 8(f) of the Plan.

7.       Death or Disability of Recipient. The exercisability of the Option upon the death or Disability of the Recipient shall be as set forth in Section 8(g) of the Plan.

A-2

8.       Adjustments. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 8(i) of the Plan.

9.       No Registration Obligation. The Recipient understands that the Option is not registered under the Securities Act of 1933, as amended (the “1933 Act”), and, unless by separate written agreement, the Corporation has no obligation to so register the Option or any of the shares of Common Stock subject to and issuable upon the exercise of the Option, although it may from time to time register under the 1933 Act the shares issuable upon exercise of Options granted pursuant to the Plan. The Recipient represents that the Option is being acquired for the Recipient’s own account and that unless registered by the Corporation, the shares of Common Stock issued on exercise of the Option will be acquired by the Recipient for investment. The Recipient understands that the Option is, and the underlying securities may be, issued to the Recipient in reliance upon exemptions from the 1933 Act, and acknowledges and agrees that all certificates for the shares issued upon exercise of the Option may bear the following legend unless such shares are registered under the 1933 Act prior to their issuance:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the “1933 Act”), and are “restricted securities” as that term is defined in Rule 144 under the 1933 Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of the Corporation.

The Recipient further understands and agrees that the Option may be exercised only if at the time of such exercise the underlying shares are registered and/or the Recipient and the Corporation are able to establish the existence of an exemption from registration under the 1933 Act and applicable state or other laws.

10.       Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. Notices to the Corporation shall be addressed to the Corporation, attention: President, at such address as may constitute the Corporation’s principal place of business at the time, with a copy to: Davis Graham and Stubbs, 1550 Seventeenth Street, Denver, Colorado 80202, Attention: Brian Boonstra. Notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or persons at the Recipient’s address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given pursuant to this Paragraph 10.

11.       Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, applicable state and other securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange(s) upon which the Common Stock then may be listed.

A-3

12.       Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assignee of the Corporation. All obligations imposed upon the Recipient and all rights granted to the Corporation under this Agreement will be binding upon the Recipient’s heirs, legal representatives and successors.

13.       Effect of Governmental and Other Regulations. The exercise of the Option and the Corporation’s obligation to sell and deliver shares upon the exercise of the Option are subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

14.       Plan Governs. In the event that any provision in this Agreement conflicts with a provision in the Plan, the provision of the Plan shall govern.

15.       Governing Law, Consent to Personal Jurisdiction. This Agreement will be governed by the internal laws of the State of Nevada without regard to rules regarding conflicts of laws. Each Recipient consents to the personal jurisdiction of the state and federal courts located in Colorado for any lawsuit filed there against the Recipient by the Corporation arising from or relating to this Agreement. Any controversy or claim arising out of or relating to this Agreement or shall be settled by arbitration in the City and County of Denver, Colorado in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

Executed in the name and on behalf of the Corporation by one of its duly authorized officers and by the Recipient all as of the date first above written.

SILVER BULL RESOURCES, INC.

Date ___________	By:
Name:
Title:

A-4

The undersigned Recipient has read and understands the terms of this Agreement and the attached Plan and hereby agrees to comply therewith.

Date __________
Signature of Recipient Name

Tax ID Number:

Address:

A-5

Exhibit B

SUBSCRIPTION AGREEMENT

THE SECURITIES BEING ACQUIRED BY THE UNDERSIGNED HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER LAWS AND ARE OFFERED UNDER EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE SECURITIES LAWS.

This Subscription Agreement is entered for the purpose of the undersigned acquiring _____________ shares of the $0.01 par value common stock (the “Securities”) of Silver Bull Resources, Inc., a Nevada corporation (the “Corporation”) from the Corporation as a Bonus or pursuant to exercise of an Option granted pursuant to the Corporation’s 2019 Stock Option and Stock Bonus Plan (the “Plan”). All capitalized terms not otherwise defined herein shall be as defined in the Plan.

It is understood that no grant of any Bonus or exercise of any Option at a time when no registration statement relating thereto is effective under the U.S. Securities Act of 1933, as amended (the “1933 Act”) can be completed until the undersigned executes this Subscription Agreement and delivers it to the Corporation, and that such grant or exercise is effective only in accordance with the terms of the Plan and this Subscription Agreement.

In connection with the undersigned’s acquisition of the Securities, the undersigned represents and warrants to the Corporation as follows:

1.       The undersigned has been provided with, and has reviewed the Plan, and such other information as the undersigned may have requested of the Corporation regarding its business, operations, management, and financial condition (all of which is referred to herein as the “Available Information”).

2.       The Corporation has given the undersigned the opportunity to ask questions of and to receive answers from persons acting on the Corporation’s behalf concerning the terms and conditions of this transaction and the opportunity to obtain any additional information regarding the Corporation, its business and financial condition or to verify the accuracy of the Available Information which the Corporation possesses or can acquire without unreasonable effort or expense.

3.       The Securities are being acquired by the undersigned for the undersigned’s own account and not on behalf of any other person or entity.

4.       The undersigned understands that the Securities being acquired hereby, unless previously registered, have not been registered under the 1933 Act or any state or foreign securities laws, and are, and unless registered will continue to be, restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the 1933 Act and other statutes, and the undersigned consents to the placement of appropriate restrictive legends on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefor and acknowledges that the Corporation will cause its stock transfer records to note such restrictions.

B-1

5.       By the undersigned’s execution below, it is acknowledged and understood that the Corporation is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

6.       This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

7.       The undersigned acknowledges that the grant of any Bonus or Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to prior approval by the Corporation’s counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act and other applicable securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange(s) upon which the Common Stock then may be listed.

8.       The undersigned acknowledges and agrees that the Corporation may withhold from any cash consideration payable to the undersigned for the payment of taxes as a result of the grant of the Bonus or the exercise of an Option or may require other such arrangements, as set out in Section 10 of the Plan, in order to satisfy the payment of taxes.

9.       The Plan is incorporated herein by reference. In the event that any provision in this Agreement conflicts with ANY provision in the Plan, the provisions of the Plan shall govern.

Date __________
Signature of Recipient Name

Tax ID Number:

Address:

B-2